Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Gabrielle L. Rabinovitch
Vice President, Investor Relations
(415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2014 results

FY 14 net revenues reach $4.7 billion with 7.1% comparable brand revenue growth

FY 14 GAAP EPS grows 15% to $3.24; FY 14 non-GAAP EPS grows 13% to $3.20

FY 14 e-commerce grows 12% to $2.4 billion with a 23.6% operating margin

San Francisco, CA, March 18, 2015 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth fiscal quarter of 2014 (“Q4 14”) and fiscal year 2014 (“FY 14”) ended February 1, 2015 versus the fourth fiscal quarter of 2013 (“Q4 13”) and fiscal year 2013 (“FY 13”) ended February 2, 2014.

4th QUARTER 2014 RESULTS

•	Q4 14 net revenues grew 5.2% to $1.542 billion versus $1.466 billion in Q4 13 with comparable brand revenue growth of 5.1%.

•

Q4 14 operating margin increased to 15.4% versus 14.8% in Q4 13. Excluding unusual business events, Q4 14 non-GAAP operating margin was 14.9%. (See Exhibit 1 for a reconciliation of GAAP to non-GAAP operating margin).

•

Q4 14 diluted earnings per share (“EPS”) grew 13.8% to $1.57 from $1.38 in Q4 13. Excluding unusual business events, Q4 14 non-GAAP EPS increased 10.1% to $1.52. (See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS).

FISCAL YEAR 2014 RESULTS

•	FY 14 net revenues grew 7.1% to $4.699 billion versus $4.388 billion in FY 13 with comparable brand revenue growth of 7.1%.

•	FY 14 operating margin increased to 10.7% versus 10.3% in FY 13. Excluding unusual business events, FY 14 non-GAAP operating margin increased to 10.5% versus 10.4% in FY 13. (See Exhibit 1).

•	FY 14 EPS grew 14.9% to $3.24 from $2.82 in FY 13. Excluding unusual business events, FY 14 non-GAAP EPS grew 12.7% to $3.20 from $2.84 in FY 13. (See Exhibit 1).

•	Cash returned to stockholders in FY 14 totaled $350 million, comprising $224 million in stock repurchases and $126 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “Our powerful brands and the competitive advantage provided by our multi-channel platform and entrepreneurial culture delivered another year of strong returns for our shareholders. In 2014, we experienced growth in all of our brands and across our channels. Our highly profitable e-commerce business represented more than 50% of our revenues in 2014, a significant milestone for Williams-Sonoma, Inc., as we capitalize on our position at the intersection of retail and technology. We are very pleased with our fourth quarter results despite the effects of the west coast port disruption. Unfortunately, we expect this disruption to continue and to have a more significant impact through the first half of 2015.”

Alber concluded, “We have driven consistent profitable growth through innovation, operational excellence and our customer-centered approach, along with exceptional financial discipline. We believe there is a significant opportunity to expand our reach domestically and globally. Our long-term outlook is strong and we are focused on execution.”

4th QUARTER 2014 RESULTS

Net revenues increased to $1.542 billion in Q4 14 from $1.466 billion in Q4 13.

Comparable brand revenue growth in Q4 14 increased 5.1% on top of 10.4% in Q4 13 as shown in the table below:

4th Quarter Comparable Brand Revenue Growth by Concept*

	Q4 14	Q4 13

Pottery Barn	2.9%	14.6%
Williams-Sonoma	2.8%	2.3%
West Elm	19.6%	18.3%
Pottery Barn Kids	2.7%	11.2%
PBteen	3.0%	9.6%

Total	5.1%	10.4%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

E-commerce net revenues in Q4 14 increased 9.0% to $770 million from $706 million in Q4 13. E-commerce net revenues generated 50% of total company net revenues in Q4 14, compared to 48% in Q4 13.

Retail net revenues in Q4 14 increased 1.6% to $772 million from $760 million in Q4 13.

Operating margin in Q4 14 increased to 15.4% compared to 14.8% in Q4 13. Excluding unusual business events, non-GAAP operating margin was 14.9% in Q4 14 versus 14.8% in Q4 13:

•	Gross margin was 40.1% versus 40.6% in Q4 13.

•

Selling, general and administrative (“SG&A”) expenses were $381 million, or 24.7% of net revenues, versus $378 million, or 25.8% of net revenues, in Q4 13. Excluding unusual business events, non-GAAP SG&A expenses were $388 million, or 25.2% of net revenues, in Q4 14.

EPS in Q4 14 increased 13.8% to $1.57 from $1.38 in Q4 13. Excluding unusual business events, non-GAAP EPS increased 10.1% to $1.52.

FISCAL YEAR 2014 RESULTS

Net revenues increased to $4.699 billion in FY 14 from $4.388 billion in FY 13.

Comparable brand revenue growth in FY 14 increased 7.1% on top of 8.8% in FY 13 as shown in the table below:

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth

	FY 14	FY 13	FY 14	FY 13

Pottery Barn	$2,022	$1,911	5.8%	10.4%
Williams-Sonoma	995	978	3.8%	1.5%
West Elm	669	531	18.2%	17.4%
Pottery Barn Kids	625	598	5.9%	7.8%
PBteen	261	246	5.7%	14.1%
Other	127	124	N/A	N/A

Total	$4,699	$4,388	7.1%	8.8%

* See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

E-commerce net revenues in FY 14 increased 12.1% to $2.371 billion versus $2.115 billion in FY 13. E-commerce net revenues generated more than 50% of total company net revenues in FY 14 versus 48% in FY 13.

Retail net revenues in FY 14 increased 2.4% to $2.328 billion versus $2.273 billion in FY 13.

Operating margin in FY 14 was 10.7% versus 10.3% in FY 13. Excluding unusual business events, non-GAAP operating margin in FY 14 was 10.5% versus 10.4% in FY 13.

•	Gross margin was 38.3% versus 38.8% in FY 13.

•

SG&A expenses were $1.298 billion, or 27.6% of net revenues, versus $1.252 billion, or 28.5% of net revenues, in FY 13. Excluding unusual business events, non-GAAP SG&A expenses were $1.306 billion, or 27.8% of net revenues, versus $1.249 billion, or 28.5% of net revenues, in FY 13.

The effective income tax rate in FY 14 was 38.5% versus 38.4% in FY 13.

EPS in FY 14 increased 14.9% to $3.24 from $2.82 in FY 13. Excluding unusual business events, non-GAAP EPS in FY 14 increased 12.7% to $3.20 from $2.84 in FY 13.

Merchandise inventories at the end of FY 14 increased 9.2% to $888 million from $813 million at the end of FY 13. Inventory on-hand and available-for-sale grew 3.0% year-over-year. The Pottery Barn portfolio of brands had the lowest levels of inventory on-hand growth. In Pottery Barn, the largest brand, inventory on-hand and available-for-sale was 8.8% lower year-over-year at the end of FY 14.

STOCK REPURCHASE PROGRAM AND DIVIDEND INCREASE

During Q4 14, we repurchased approximately 396,000 shares of common stock for a total of 3.3 million shares or $224 million in FY 14. As of February 1, 2015, $287 million remained under the three-year $750 million stock repurchase program announced in March 2013.

As announced in a separate release today, our Board of Directors has authorized a 6% increase in our quarterly cash dividend to $0.35 per common share.

FISCAL YEAR 2015 FINANCIAL GUIDANCE

The impact of the west coast port slowdown is anticipated to be a $30 to $40 million reduction in net revenues and a $0.10 to $0.12 reduction in EPS in fiscal year 2015, which predominantly affects the first quarter guidance.

1st Quarter 2015 Guidance Financial Highlights (Includes impact of the west coast port slowdown)

Total Net Revenues (millions)	$990 – $1,010
Comparable Brand Revenue Growth	2% – 4%
Diluted EPS	$0.40 – $0.45

Fiscal Year 2015 Guidance Financial Highlights (Includes impact of the west coast port slowdown)
Total Net Revenues (millions)	$4,950 – $5,020
Comparable Brand Revenue Growth	4% – 6%
Operating Margin	10.2% – 10.5%
Diluted EPS	$3.35 – $3.45
Income Tax Rate	38.3% – 38.8%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$170 – $180

Store Opening and Closing Guidance by Retail Concept*
	FY 2014 ACT	FY 2015 GUID

	Total	New	Close	End

Williams-Sonoma	243	2	(10)	235
Pottery Barn	199	2	(6)	195
Pottery Barn Kids	85	5	(4)	86
West Elm	69	19	-	88
Rejuvenation	5	1	-	6

Total	601	29	(20)	610

* Included in the FY 14 store count are 13 stores in Australia and one store in the UK. FY 15 guidance includes six additional Australian stores.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 18, 2015, at 2:00 PM (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating income, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of employee separation charges in FY 13 and a litigation settlement received in FY 14. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 14 actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: the strength of our brands, our competitive advantage and position; the impact of the west coast port disruption on our business; our opportunity to expand our reach; our long-term outlook; our future financial guidance, including first quarter 2015 and fiscal year 2015 guidance; our three-year stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 14 and as audited year-end financial statements are prepared; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 601 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended February 1, 2015 and February 2, 2014

(Dollars and shares in thousands, except per share amounts)

	4th Quarter
	2014		2013
	$	% of Revenues	$	% of Revenues
E-commerce* net revenues	$769,840	49.9%	$706,407	48.2%
Retail net revenues	772,285	50.1	759,917	51.8

Net revenues	1,542,125	100.0	1,466,324	100.0
Cost of goods sold	923,534	59.9	870,605	59.4

Gross profit	618,591	40.1	595,719	40.6
Selling, general and administrative expenses	380,708	24.7	377,984	25.8

Operating income	237,883	15.4	217,735	14.8
Interest (income) expense, net	(26)	—	(168)	—

Earnings before income taxes	237,909	15.4	217,903	14.9
Income taxes	90,872	5.9	84,105	5.7

Net earnings	$147,037	9.5%	$133,798	9.1%

Earnings per share (EPS):
Basic	$1.60		$1.42
Diluted	$1.57		$1.38
Shares used in calculation of EPS:
Basic	92,087		94,271
Diluted	93,641		96,973

*	Prior to Q3 14, we referred to the e-commerce channel as the direct-to-customer channel.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Fifty-two weeks ended February 1, 2015 and February 2, 2014

(Dollars and shares in thousands, except per share amounts)

	Fiscal Year
	2014		2013
	$	% of Revenues	$	% of Revenues
E-commerce* net revenues	$2,370,694	50.5%	$2,115,022	48.2%
Retail net revenues	2,328,025	49.5	2,272,867	51.8

Net revenues	4,698,719	100.0	4,387,889	100.0
Cost of goods sold	2,898,215	61.7	2,683,673	61.2

Gross profit	1,800,504	38.3	1,704,216	38.8
Selling, general and administrative expenses	1,298,239	27.6	1,252,118	28.5

Operating income	502,265	10.7	452,098	10.3
Interest (income) expense, net	62	—	(584)	—

Earnings before income taxes	502,203	10.7	452,682	10.3
Income taxes	193,349	4.1	173,780	4.0

Net earnings	$308,854	6.6%	$278,902	6.4%

Earnings per share (EPS):
Basic	$3.30		$2.89
Diluted	$3.24		$2.82
Shares used in calculation of EPS:
Basic	93,634		96,669
Diluted	95,200		98,765

*	Prior to Q3 14, we referred to the e-commerce channel as the direct-to-customer channel.

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Feb. 1, 2015	Feb. 2, 2014
Assets
Current assets
Cash and cash equivalents	$222,927	$330,121
Restricted cash	-	14,289
Accounts receivable, net	67,465	60,330
Merchandise inventories, net	887,701	813,160
Prepaid catalog expenses	33,942	33,556
Prepaid expenses	36,265	35,309
Deferred income taxes, net	130,618	121,486
Other assets	13,005	10,852

Total current assets	1,391,923	1,419,103

Property and equipment, net	883,012	849,293
Non-current deferred income taxes, net	4,265	13,824
Other assets, net	51,077	54,514

Total assets	$2,330,277	$2,336,734

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$397,037	$404,791
Accrued salaries, benefits and other	136,012	138,181
Customer deposits	261,679	228,193
Income taxes payable	32,488	49,365
Current portion of long-term debt	1,968	1,785
Other liabilities	46,764	38,781

Total current liabilities	875,948	861,096

Deferred rent and lease incentives	166,925	157,856
Long-term debt	-	1,968
Other long-term obligations	62,698	59,812

Total liabilities	1,105,571	1,080,732

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-
Common stock: $.01 par value; 253,125 shares authorized; 91,891 and 94,049 shares issued and outstanding at February 1, 2015 and February 2, 2014, respectively	919	941
Additional paid-in capital	527,261	522,595
Retained earnings	701,214	729,043
Accumulated other comprehensive income	(2,548)	6,524
Treasury stock, at cost	(2,140)	(3,101)

Total stockholders’ equity	1,224,706	1,256,002

Total liabilities and stockholders’ equity	$2,330,277	$2,336,734

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Fifty-two weeks ended February 1, 2015 and February 2, 2014

(Dollars in thousands)

	Fiscal Year
	2014	2013
Cash flows from operating activities
Net earnings	$308,854	$278,902
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	162,273	149,795
Loss on disposal/impairment of assets	2,410	2,764
Amortization of deferred lease incentives	(24,419)	(25,382)
Deferred income taxes	(248)	(28,344)
Tax benefit related to stock-based awards	26,952	8,817
Excess tax benefit related to stock-based awards	(26,560)	(8,743)
Stock-based compensation expense	44,632	38,788
Other	595	-
Changes in:
Accounts receivable	(9,366)	786
Merchandise inventories	(76,964)	(174,664)
Prepaid catalog expenses	(386)	3,675
Prepaid expenses and other assets	(61)	(13,649)
Accounts payable	4,455	135,095
Accrued salaries, benefits and other current and long-term liabilities	8,867	43,635
Customer deposits	34,400	21,578
Deferred rent and lease incentives	23,297	13,238
Income taxes payable	(17,034)	7,478

Net cash provided by operating activities	461,697	453,769

Cash flows from investing activities:
Purchases of property and equipment	(204,800)	(193,953)
Restricted cash receipts	14,289	1,766
Proceeds from insurance reimbursements	1,644	1,518
Other	267	45

Net cash used in investing activities	(188,600)	(190,624)

Cash flows from financing activities:
Repurchase of common stock	(224,377)	(239,274)
Payment of dividends	(125,758)	(111,581)
Borrowings under revolving line of credit	90,000	-
Repayments of borrowings under revolving line of credit	(90,000)	-
Tax withholdings related to stock-based awards	(56,977)	(18,096)
Excess tax benefit related to stock-based awards	26,560	8,743
Net proceeds related to stock-based awards	4,077	6,614
Repayments of long-term obligations	(1,785)	(1,724)
Other	(760)	(58)

Net cash used in financing activities	(379,020)	(355,376)

Effect of exchange rates on cash and cash equivalents	(1,271)	(2,203)
Net decrease in cash and cash equivalents	(107,194)	(94,434)
Cash and cash equivalents at beginning of period	330,121	424,555

Cash and cash equivalents at end of period	$222,927	$330,121

Exhibit 1

Reconciliation of 4th Quarter and Fiscal Year Actual GAAP to Non-GAAP Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated			Total
	Q4 14	Q4 13	Q4 14	Q4 13	Q4 14	Q4 13		Q4 14	Q4 13
Net Revenues	$769,840	$706,407	$772,285	$759,917	$-	$-		$1,542,125	$1,466,324
GAAP Operating Income/(Expense)	182,031	174,625	131,308	130,969	(75,456)	(87,859)		237,883	217,735
GAAP Operating Margin	23.6%	24.7%	17.0%	17.2%	(4.9% )	(6.0%	)	15.4%	14.8%

Unusual Business Events (1)	-	-	-	-	(7,414)	-		(7,414)	-
Non-GAAP Operating Income/ (Expense) Excluding Unusual Business Events (3)	$182,031	$174,625	$131,308	$130,969	$(82,870)	$(87,859)		$230,469	$217,735
Non-GAAP Operating Margin (3)	23.6%	24.7%	17.0%	17.2%	(5.4% )	(6.0%	)	14.9%	14.8%

	E-commerce		Retail		Unallocated			Total
	FY 14	FY 13	FY 14	FY 13	FY 14	FY 13		FY 14	FY 13
Net Revenues	$2,370,694	$2,115,022	$2,328,025	$2,272,867	$-	$-		$4,698,719	$4,387,889
GAAP Operating Income/(Expense)	560,396	502,143	248,535	248,894	(306,666)	(298,939)		502,265	452,098
GAAP Operating Margin	23.6%	23.7%	10.7%	11.0%	(6.5% )	(6.8%	)	10.7%	10.3%

Unusual Business Events (1) (2)	-	-	-	-	(7,414)	2,936		(7,414)	2,936
Non-GAAP Operating Income/ (Expense) Excluding Unusual Business Events (3)	$560,396	$502,143	$248,535	$248,894	$(314,080)	$(296,003)		$494,851	$455,034
Non-GAAP Operating Margin (3)	23.6%	23.7%	10.7%	11.0%	(6.7% )	(6.7%	)	10.5%	10.4%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year Actual GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 14 ACT	Q2 14 ACT	Q3 14 ACT	Q4 14 ACT	FY 14 ACT
2014 GAAP Diluted EPS	$0.48	$0.53	$0.68	$1.57	$3.24
Impact of Unusual Business Events (1)	-	-	-	(0.05)	(0.04)
2014 Non-GAAP Diluted EPS Excluding Unusual Business Events (3)	$0.48	$0.53	$0.68	$1.52	$3.20

	Q1 13 ACT	Q2 13 ACT	Q3 13 ACT	Q4 13 ACT	FY 13 ACT
2013 GAAP Diluted EPS	$0.40	$0.49	$0.58	$1.38	$2.82
Impact of Unusual Business Events (2)	0.02	-	-	-	0.02
2013 Non-GAAP Diluted EPS Excluding Unusual Business Events (3)	$0.41	$0.49	$0.58	$1.38	$2.84

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Notes:

(1)	Impact of Unusual Business Events – During Q4 14, we received our share of the VISA/MasterCard antitrust litigation settlement. This settlement (a benefit) totaled approximately $0.05 and $0.04 per diluted share in Q4 14 and FY 14, respectively, and is recorded in SG&A expenses within the unallocated segment.
(2)	Impact of Unusual Business Events – During Q1 13 and FY 13, we incurred charges of approximately $0.02 per diluted share associated with the previously announced retirement of the former President of the Williams-Sonoma brand. These charges were recorded within the unallocated segment.
(3)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income, operating margin and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 14 actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Nov. 2, 2014	Openings	Closings	Feb. 1, 2015	Feb. 2, 2014	Feb. 1, 2015	Feb. 2, 2014
Williams-Sonoma	248	2	(7)	243	248	6,600	6,600
Pottery Barn	198	2	(1)	199	194	13,700	13,800
Pottery Barn Kids	85	3	(3)	85	81	7,600	7,900
West Elm	68	1	-	69	58	13,700	14,100
Rejuvenation	4	1	-	5	4	10,000	13,200

Total	603	9	(11)	601	585	9,900	10,000

	Nov. 2, 2014	Feb. 1, 2015	Feb. 2, 2014
Total store selling square footage	3,688,000	3,684,000	3,590,000
Total store leased square footage	5,988,000	5,965,000	5,838,000